                                                                     EXHIBIT 2.1













                          AGREEMENT AND PLAN OF MERGER



                              DATED APRIL 3, 2000


                                    between



                         BUILD-A-BEAR WORKSHOP, L.L.C.

                                      and

                          BUILD-A-BEAR WORKSHOP, INC.

                               TABLE OF CONTENTS

ARTICLE I - THE MERGER............................................................................................1

   SECTION 1.01.  THE MERGER......................................................................................1
   SECTION 1.02.  EFFECTIVE TIME..................................................................................1
   SECTION 1.03.  CERTAIN EFFECTS OF THE MERGER...................................................................1
   SECTION 1.04.  CERTIFICATE OF INCORPORATION AND BY-LAWS........................................................2
   SECTION 1.05.  DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY..................................................2

ARTICLE II - EFFECT OF MERGER ON CAPITAL STOCK OF THE CONSTITUENT ENTITIES........................................2

   SECTION 2.01.  CONVERSION OF MEMBER INTERESTS OF THE LLC.......................................................2

ARTICLE III - MISCELLANEOUS.......................................................................................3

   SECTION 3.01.  AMENDMENT.......................................................................................3

SECTION 3.02.  VALIDITY...........................................................................................3

   SECTION 3.03.  NOTICES.........................................................................................3
   SECTION 3.04.  GOVERNING LAW...................................................................................3
   SECTION 3.05.  DESCRIPTIVE HEADINGS............................................................................3
   SECTION 3.06.  COUNTERPARTS....................................................................................3
   SECTION 3.07.  PARTIES IN INTEREST.............................................................................3

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated April 3, 2000, between BUILD-A-BEAR WORKSHOP, L.L.C., a Missouri limited liability company ("LLC"), and BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation
("Corporation").

         WHEREAS, the LLC intends to convert to the form of a corporation for purposes of conducting its business;

         WHEREAS, the Members and the Manager of the LLC and the Board of Directors of the Corporation deem it advisable and in the best interests of the LLC and the Corporation respectively that the LLC merge with and into the Corporation (the "Merger"), in accordance with the General Corporation Law of the State of Delaware ("DGCL") and the Limited Liability Company Act of the State of Missouri (the "LLC Act"), upon the terms and subject to the conditions of this Agreement, and have approved and adopted this Agreement; and

         WHEREAS, for accounting purposes this Merger shall be effective as of April 2, 2000 at 12:01 a.m.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01. THE MERGER. Upon the terms and conditions hereof, and in accordance with the DGCL and the LLC Act, the LLC shall be merged with and into the Corporation and the Corporation shall be the surviving entity in the Merger (in this capacity, the "Surviving Entity").

         SECTION 1.02. EFFECTIVE TIME. As soon as practicable after approval of the Merger, a Certificate of Merger with respect to the Merger shall be filed with (i) the Secretary of State of Delaware in accordance with the provisions of Sections 251(c) and 264(c) of the DGCL and (ii) the Secretary of the State of Missouri in accordance with Sections 347.715 of the LLC Act. The Merger shall be effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL and the Secretary of State of the State of Missouri in accordance with
Section 347.725 of the LLC Act or at such later time as is specified in the Certificate of Merger (the "Effective Time").

         SECTION 1.03. CERTAIN EFFECTS OF THE MERGER. After the Effective Time of the Merger (i) the separate existence of the LLC shall cease and the LLC shall be merged with and into the Corporation and (ii) the Merger shall have all the effects set forth in Sections 259, 260 and 261 of the DGCL and Section
347.730 of the LLC Act.

      SECTION 1.04. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation and By-Laws of the Corporation as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving Entity until further amended or supplemented in accordance with their respective terms and the provisions of the DGCL.

      SECTION 1.05. DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY. The directors and officers of the Corporation immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity, until their respective successors shall have been duly elected and qualified or until their earlier death, resignation or removal.


                                   ARTICLE II
                        EFFECT OF MERGER ON CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

      SECTION 2.01. CONVERSION OF MEMBER INTERESTS OF THE LLC. At the Effective Time, all of the Class A, Class B and Class C Member Interests of the LLC which shall be outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof be converted as follows:

                  (a) Each one-ten thousandth (1/10,000th) of one percent of Class A Member Interest in the LLC, assuming all Member Interests are fully converted to Class A Member Interests, outstanding immediately prior to the Effective Time shall be converted into and become ten shares of $0.01 par value Class C Preferred Stock of the Surviving Entity as set forth on Exhibit A.

                  (b) Each one-ten thousandth (1/10,000th) of one percent of the Class A Member Interest into which the Class B Member Interests of the LLC are convertible, assuming all Member Interests are fully converted to Class A Member Interests, outstanding immediately prior to the Effective Time shall be converted into and become ten shares of $0.01 par value of the Class A Preferred Stock of the Surviving Entity, and further subdivided into the respective Series of Class A Preferred Stock as set forth on Exhibit A.

                  (c) Each one-ten thousandth (1/10,000th) of one percent of the Class A Member Interest into which the Class C Member Interest in the LLC are convertible, assuming all Member Interests are fully converted to Class A Member Interests, outstanding immediately prior to the Effective Time shall be converted into and become ten shares of $0.01 par value of the Class B Preferred Stock of the Surviving Entity, and further subdivided into the respective Series of Class B Preferred Stock as set forth on Exhibit A.

                  (d) The accrued but unpaid distributions with respect to the Class B Member Interests immediately prior to the Effective Time shall be converted into and become the number of shares of $0.01 par value Common Stock of the Surviving Entity and shall be issued to the persons as set forth on Exhibit A.

                                   ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.01. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of both parties.

         SECTION 3.02. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

         SECTION 3.03. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to the respective parties when delivered in person, by cable, telegram, telex or telecopy, or when received by registered or certified mail (postage prepaid, return receipt requested), at their respective principal executive offices or at such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 3.04. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri, without regard to its conflict of laws principles.

         SECTION 3.05. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 3.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 3.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                             BUILD-A-BEAR WORKSHOP, L.L.C.


                                             By:      /s/  Maxine Clark
                                                 -------------------------------
                                                      Maxine Clark
                                                      Title: Manager

                                             BUILD-A-BEAR WORKSHOP, INC.


                                             By:      /s/ Maxine Clark
                                                 -------------------------------
                                                      Name: Maxine Clark
                                                      Title: President
Attest:

   /s/ Brian Vent
----------------------------
Name:
Title: Secretary

                                                                      EXHIBIT A

                                            Preferred Stock
                                       --------------------------
                     Common Stock
       Name            (shares)        Series         Shares (#)
       ----            --------        ------         -----------
SSI                                      C-1           3,418,306
--------------       ------------      ------         -----------
Windsor                   84,791         C-2             911,383
                                         A-1           1,137,898
--------------       ------------      ------         -----------
C. Ebsworth                              C-2             474,124
--------------       ------------      ------         -----------
Vent                                     C-3              64,500
--------------       ------------      ------         -----------
Smith                                    C-3              64,500
--------------       ------------      ------         -----------
Weiss                                    C-3              65,276
--------------       ------------      ------         -----------
Hycel                     23,572         A-2             139,981
                                         B-1             275,352
--------------       ------------      ------         -----------
Walnut                    98,804         A-3             961,263
                                         B-2           1,453,072
--------------       ------------      ------         -----------
KCEP                      10,352         A-4             205,824
                                         B-3             311,003
--------------       ------------      ------         -----------
Total:                   217,520                       9,482,480
--------------       ------------      ------         -----------

                             CERTIFICATE OF MANAGER
                                       OF
                          BUILD-A-BEAR WORKSHOP, L.L.C.


         I, Maxine Clark, Manager of the Build-a-Bear Workshop, L.L.C., a Missouri limited liability company ("the LLC"), hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the LLC by its Manager, was duly submitted to the Members of the LLC and was approved by the written consent of the Members of the LLC on April 3, 2000.

         WITNESS my hand this 3rd day of April, 2000.


                                                    /s/ Maxine Clark
                                                -------------------------------
                                                Manager




                            CERTIFICATE OF SECRETARY
                                       OF
                           BUILD-A-BEAR WORKSHOP, INC.

         I, Brian Vent, the Secretary of Build-A-Bear Workshop, Inc., a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the Corporation by its President and attested by its Secretary under the corporate seal of the Corporation.

         WITNESS my hand this 3rd day of April, 2000.


                                                    /s/ Brian Vent
                                                ------------------------------
                                                Secretary

         The foregoing Agreement and Plan of Merger having been executed on behalf of each of the parties thereto and having been adopted by the members of each of Build-A-Bear Workshop, L.L.C., a limited liability company organized and existing under the laws of the State of Missouri, and the stockholders of Build-A-Bear Workshop, Inc., a corporation organized and existing under the laws of the State of Delaware, in accordance with the provisions of the General Corporation Law of the State of Delaware and that fact having been certified on said Agreement and Plan of Merger by the Manager of the LLC and the Secretary of the Corporation, the President of said corporation does hereby execute said Agreement and Plan of Merger and the Secretary of the Corporation does hereby attest said Agreement and Plan of Merger, by authority of the directors and members thereof and as the respective act, deed and agreement of each of said corporation and limited liability company on the 3rd day of April, 2000.

                                          BUILD-A-BEAR WORKSHOP, L.L.C.


                                          By:    /s/ Maxine Clark
                                              -----------------------------
                                                 Maxine Clark
                                                 Title: Manager




                                          BUILD-A-BEAR WORKSHOP, INC.


                                          By:    /s/ Maxine Clark
                                              ----------------------------
                                                 Name: Maxine Clark
                                                 Title: President


Attest:

   /s/ Brian Vent
-----------------------------
Name:
Title: Secretary